Exhibit 10.1

The Compensation Committee of the Board of Directors of Pro-Dex, Inc. reserves the right to change provisions of this Agreement to comply with any future accounting pronouncements, Internal Revenue Service provision changes or other applicable laws.

Performance Award Agreement

for Employees of

Pro-Dex, Inc.

2016 Equity Incentive Plan (the “Plan”)

This PERFORMANCE AWARD AGREEMENT (“Agreement”) provides for the granting by Pro-Dex, Inc., a Colorado corporation (the “Company”), to the participant, an employee of the Company or one of its subsidiaries (the “Participant”), of Performance Awards under the Plan representing a notional account equal to a corresponding number of shares of the Company’s Common Stock, no par value (the “Shares”), subject to the terms below (the “Performance Awards”). The name of the “Participant,” the “Grant Date” (or “Award Date”), the “Number of Performance Awards,” and the “Performance Targets” are stated in the “Notice of Grant” attached or posted electronically together with this Agreement and are incorporated by reference. The other terms of this award are stated in this Agreement and in the Plan. Terms not defined in this Agreement are defined in the Plan, as amended. The Plan is referred to as the “Incentive Plan” in the Notice of Grant.

1.

Award Grant. The Company hereby awards to the Participant an award of Performance Awards in respect of the number of Shares set forth in the Notice of Grant.

2.

Performance Targets. The Performance Awards granted to the Participant will vest and become payable in accordance with the Performance Targets in the Notice of Grant (the “Vesting Schedule”). This schedule indicates the performance targets which must be achieved upon which the Participant will be entitled to receive Shares. Except as otherwise provided in this Agreement, any Performance Awards that are unvested when the Participant terminates employment with the Company will be forfeited.

3.

Payment of Awards.

(a)

Each Performance Award represents the right to receive one Share when the Performance Award vests.

(b)

In the event of a Change in Control (as defined below) that constitutes a “change in control event” within the meaning of Section 409A of the Code, the Company may, in its sole discretion and in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(B), vest (based on the closing date of, and valuation of the Company’s common stock in, the Change of Control transaction) and settle the Performance Awards and terminate this Agreement. In such event, settlement of the Performance Awards shall be made within 30 days following the Change in Control. In the event that Performance Awards are not settled pursuant to the immediately preceding sentence, such Performance Award shall be assumed by an acquirer in which case, vesting will be subject to Paragraphs 2 and 4. If the Shares cease to be outstanding immediately after the Change in Control (e.g., due to a merger with and into another entity), then the consideration to be received per Share will equal the consideration paid to each stockholder per Share generally upon the Change in Control.

(c)

Any dividends or other distributions on Shares received after vesting of the Performance Awards after applicable withholding, that are held in an account for Participant at the agent engaged by the Company for the purposes of holding the shares for Participant upon vesting (the “Agent”), will be automatically reinvested by default, in accordance with the Agent’s applicable procedures, in additional whole and/or fractional Shares. If you do not wish to have your dividends or other distributions reinvested or if you would like to change your current election you must notify the Agent prior to the record date for such dividend or distribution (or such earlier date as may be required by the Agent).

(d)

For purposes of this Agreement, “Change in Control” means:

(i)

A Change in Control as defined in Section 2.7(a) of the Plan the result of which the Company’s common stock is no longer traded on a U.S. stock exchange or over-the-counter market; or

(ii)

A Change of Control as defined in Section 2.7(c) of the Plan.

4.

Termination of Employment. If the Participant’s employment terminates during the Vesting Period, all unvested Performance Awards will be forfeited except as follows, subject to Paragraph 3:

(a)

Death. Except as otherwise provided in Paragraph 4(b), if the Participant dies, unvested Performance Awards will be forfeited.

(b)

Retirement. If the Participant formally retires upon or after the attainment of age 65, the unvested Performance Awards within two years of the date of termination will continue to vest and be paid in accordance with the Vesting Schedule. Vesting and payment in respect of any unvested Performance Award after retirement will be subject to satisfaction of the conditions precedent that the Participant neither (i) accepts an offer to work for, or otherwise agrees to actively participate in or render services to any business on behalf of any competitor of the Company, its subsidiaries, or affiliates (whether as an employee, consultant or otherwise); nor (ii) conducts himself or herself in a manner adversely affecting the Company. The term “competitor” means any business that is engaged in, or is preparing to become engaged in, medical device design and manufacturing, engineering consulting or any other business in which the Company is engaged or preparing to become engaged, or that otherwise competes with, or is preparing to compete with, the Company. If the Participant dies during active employment after the attainment of age 55 and the completion of 10 or more years of service, or after the attainment of age 65 and the completion of 5 or more years of service, the Participant will have deemed to be retired as of the date of death and this Paragraph 4(b) will apply rather than Paragraph 4(a). If the Participant dies or becomes disabled after retirement as contemplated by this Paragraph 4(b), the provisions of this Paragraph shall apply.

(c)

Disability. If the Participant becomes totally and permanently disabled (as determined under the Company’s long-term disability program), the unvested Performance Awards will be forfeited.

(d)

Termination of Employment Without Cause. If the Participant’s employment is terminated at the instance of the Company or relevant subsidiary without Cause (as defined below), unvested Performance Awards within two years of the date of termination will continue to vest and be paid in accordance with the Vesting Schedule and payment will be subject to satisfaction of the conditions precedent that the Participant neither (i) accepts an offer to work for, or otherwise agrees to actively participate in or render services to any business on behalf of any competitor of the Company, its subsidiaries, or affiliates (whether as an employee, consultant or otherwise); nor (ii) conducts himself or herself in a manner adversely affecting the Company. The term “competitor” means any business that is engaged in, or is preparing to become engaged in, medical device design and manufacturing, engineering consulting or other business in which the Company is engaged or preparing to become engaged, or that otherwise competes with, or is preparing to compete with, the Company. All other Performance Awards will be forfeited.

(e)

Termination of Employment By Employee. If the Participant voluntarily terminates his or her employment (e.g., by voluntarily resigning) other than due to retirement or disability, which are subject to Paragraphs 4(b) and 4(c) above, respectively, all unvested Performance Awards will be forfeited.

(f)

Termination of Employment With Cause. If the Participant is terminated for Cause, all unvested Performance Awards will be forfeited. For this purpose, “Cause” is defined in the employment agreement in effect between the Participant and the Company or any subsidiary, including an employment agreement entered into after the Grant Date (or “Award Date”). In the absence of an employment agreement, “Cause” means any breach by the Participant of any of his or her material obligations under any Company policy or procedure, including, without limitation, the Company’s Code of Ethics and Business Conduct.

(g)

Termination After a Change in Control. If, on or after a Change in Control, the Participant terminates for Good Reason (as defined below), dies, becomes disabled as described in paragraph 4(c), formally retires as described in paragraph 4(b) or is terminated at the instance of the Company or relevant subsidiary without Cause, the unvested Performance Awards will immediately vest in full and, solely if such Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such termination occurs within two (2) years of such “change in control event,” will be immediately paid in cash. Otherwise, such Performance Awards will immediately vest, but will only be paid at such times as they would otherwise be paid in accordance with this Agreement. For this purpose, “Good Reason” means the occurrence of any of the following, without the express written consent of the Participant:

(i)

the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant’s position, authority or responsibilities immediately prior to the Change in Control, or any other material adverse change in such position, including title, authority or responsibilities;

(ii)

any failure by the Company to pay any amounts for compensation or benefits owed to the Participant or a material reduction of the overall amounts of compensation and benefits in effect prior to the Change in Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Participant;

(iii)

the Company’s requiring the Participant to be based at any office or location more than fifty (50) miles from that location at which he performed his or her services for the Company immediately prior to the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities; or

(iv)

any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor, unless such assumption occurs by operation of law.

5.

No Rights of Stock Ownership. This grant of Performance Awards does not entitle the Participant to any interest in or to any voting or other rights normally attributable to Share ownership. A Performance Award confers no rights as a shareholder of the Company until Shares are actually delivered to the Participant.

6.

Withholding. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax- Related Items legally due by Participant is and remains his or her responsibility. Furthermore, Participant acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Awards, including the grant of the Performance Awards, the vesting of the Performance Awards, the delivery of Shares, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant of the Performance Awards or any aspect of Participant’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items.

Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the Shares acquired under the Plan. Alternatively, or in addition, the Company may (i) sell or arrange for the sale of Shares that Participant acquires under the Plan to meet the withholding obligation for the Tax-Related Items, and/or (ii) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. If the Company satisfies the Tax-Related Item withholding obligation by withholding a number of Shares as described herein, Participant will be deemed to have been issued the full number of Shares due to Participant at vesting, notwithstanding that a number of the Shares is held back solely for purposes of such Tax-Related Items.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue Shares under the Plan and refuse to deliver the Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph.

7.

Nonassignability. This award may not be assigned, pledged, or transferred, except, if the Participant dies, to a designated beneficiary or by will or by the laws of descent and distribution. The foregoing restrictions do not apply to transfers under a court order, including, but not limited to, any domestic relations order.

8.

Effect Upon Employment. The Participant’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, is not enlarged or otherwise affected by an award hereunder. Nothing in this Agreement or the Plan gives the Participant any right to continue in the employ of the Company or any of its subsidiaries or to interfere in any way with any right the Company or any subsidiary may have to terminate his or her employment at any time. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and the Participant does not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on his or her behalf.

9.

Notices. Any notice required or permitted under this Agreement is deemed to have been duly given if delivered, telecopied, or mailed (certified or registered mail, return receipt requested) or sent by internationally-recognized courier guaranteeing next day delivery (a) to the Participant at the address on file in the Company’s (or relevant subsidiary’s) personnel records or (b) to the Company, attention Corporate Secretary at its principal executive offices, which are currently located at 2361 McGaw Avenue, Irvine, California.

10.

Disclosure and Use of Information.

a.

By acknowledging and agreeing to or signing and returning the attached Notice of Grant, and as a condition of the grant of the Performance Award, the Participant hereby expressly and unambiguously consents to the collection, use, and transfer of personal data, including sensitive data, as described in this paragraph and below by and among, as necessary and applicable, the Employer, the Company and its subsidiaries and by any agent of the Company or its subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

b.

The Participant understands that the Employer, the Company and/or its other subsidiaries holds, by means of an automated data file or otherwise, certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number, salary, nationality, job title, any shares or directorships held in the Company, details of all Performance Awards or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor, for purposes of managing and administering the Plan (“Data”).

c.

The Participant also under stands that part or all of his or her Data may be held by the Company or its subsidiaries in connection with managing and administering previous award or incentive plans, pursuant to a prior transfer made with the Participant’s consent in respect of any previous grant of Performance Awards or other awards.

d.

The Participant further understands that the Employer may transfer Data to the Company or its subsidiaries as necessary to implement, administer, and manage his or her participation in the Plan. The Company and its subsidiaries may transfer data among themselves, and each, in turn, may further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Recipients”).

e.

The Participant understands that the Company, its subsidiaries, and the Data Recipients are or may be located in his or her country of residence, the United States or elsewhere. The Participant authorizes the Employer, the Company, its subsidiaries, and such Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form to implement, administer, and manage his or her participation in the Plan, including any transfer of Data that the Administrator deems appropriate for the administration of the Plan and any transfer of Shares on his or her behalf to a broker or third party with whom the Shares may be deposited.

f.

The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.

g.

The Participant understands that Data will be held as long as is reasonably necessary to implement, ad minister and manage his or her participation in the Plan and he or she may op pose the processing and transfer of his or her Data and may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw his or her consent by notifying the Company in writing. The Participant further understands that withdrawing consent may affect his or her ability to participate in the Plan.

11.

Discretionary Nature and Acceptance of Award. The Participant agrees to be bound by the terms of this Agreement and acknowledges that:

a.

The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

b.

The award of Performance Awards is voluntary and occasional, and does not create any contractual or other right to receive future awards of Performance Awards, or benefits in lieu of Performance Awards, even if Performance Awards have been awarded repeatedly in the past;

c.

All decisions with respect to future awards, if any, will be at the sole discretion of the Company;

d.

Participant’s participation in the Plan is voluntary;

e.

Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Company or the Employer to terminate Participant’s employment at any time;

f.

The Award of the Performance Awards will be deemed accepted unless the Award is declined by way of written notice by the Participant within 30 days of the Award Date to the Chief Executive Officer of the Company (or if the Participant is the Chief Executive Officer, then to the Chief Financial Officer of the Company);

g.

Performance Awards are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any subsidiary, and which is outside the scope of Participant’s employment or service contract, if any;

h.

The Performance Awards are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any subsidiary;

i.

In the event the Participant is not an employee of the Company, the Performance Awards and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and furthermore, the Performance Awards and Participant’s participation in the Plan will not be interpreted to form an employment or service contract with any subsidiary of the Company;

j.

The future value of the underlying Shares is unknown and cannot be predicted with certainty;

k.

In consideration of the award of the Performance Awards, no claim or entitlement to compensation or damages shall arise from termination of the Performance Awards or diminution in value of the Performance Awards, or Shares acquired upon vesting of the Performance Awards, resulting from termination of Participant’s employment by the Company or any subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the award of the Performance Awards, Participant irrevocably releases the Company and any subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acknowledging and agreeing to or signing the Notice of Grant, Participant shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

l.

In the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive Performance Awards under the Plan and to vest in such Performance Awards, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Agreement;

m.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and

n.

Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12.

Failure to Enforce Not a Waiver. The Company’s failure to enforce at any time any provision of this Agreement does not constitute a waiver of that provision or of any other provision of this Agreement.

13.

Governing Law. This Agreement is governed by and is to be construed according to the laws of the State of California, that apply to agreements made and performed in that state, without regard to its choice of law provisions. For purposes of litigating any dispute that arises under the Performance Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Orange County, California, or the federal courts for the United States for the Central District of California, and no other courts, where the Performance Awards are made and/or to be performed.

14.

Partial Invalidity. The invalidity or illegality of any provision of this Agreement will be deemed not to affect the validity of any other provision.

15.

Section 409A Compliance. This Agreement is intended to comply with section 409A of the Code, and any regulations, rulings, or guidance provided thereunder. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant in order to prevent taxation under Code section 409A.

16.

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Performance Awards awarded under the Plan or future Performance Awards that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Pro-Dex, Inc.

By:__________________________

Accepted and agreed to by the Participant:

Signature: _______________________

Print Name: _____________________

Date: __________________________